                      OPINION OF KUNZMAN & BOLLINGER, INC.
                            AS TO THE LEGALITY OF THE
                             UNITS REGISTERED HEREBY

                            KUNZMAN & BOLLINGER, INC.
                                ATTORNEYS-AT-LAW
                          5100 N. BROOKLINE, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112
                            Telephone (405) 942-3501
                               Fax (405) 942-3527



                                                                       Exhibit 5



                                  July 7, 1999


Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania  15108

        RE:    ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.

Gentlemen:

        You have requested our opinion on certain issues pertaining to Atlas-Energy for the Nineties-Public #8 Ltd. (the "Partnership") formed under the Limited Partnership Laws of Pennsylvania. Atlas Resources, Inc., a Pennsylvania corporation, is the Managing General Partner of the Partnership.

BASIS OF OPINION

        Our opinion is based on our review of a certain Registration Statement on Form SB-2 and any amendments thereto, including any post-effective amendments, for the Partnership (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"), including the Certificate of Limited Partnership for the Partnership, the Prospectus and the Amended and Restated Certificate and Agreement of Limited Partnership for the Partnership (the "Partnership Agreement"), the Subscription Agreement and the Drilling and Operating Agreement contained therein, and on our review of such other documents and records as we have deemed necessary to review for purposes of rendering our opinion. As to various questions of fact material to our opinion which we have not independently verified, we have relied on certain representations made to us by officers and directors of the Managing General Partner.

        In rendering the opinion herein provided, we have assumed the due authorization, execution and delivery of all relevant documents by all parties thereto.

OPINION

        Based upon the foregoing, we are of the opinion that:

               The Units, when sold in accordance with the Registration Statement as amended at the time it becomes effective with the Commission, will be legally issued pursuant to Pennsylvania partnership law, fully paid and nonassessable except as described in the Registration Statement with respect to the Investor General Partner Units.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Prospectus included in the Registration Statement.

                                                 Yours very truly,


                                                 /s/ Kunzman & Bollinger, Inc.
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                                                 KUNZMAN & BOLLINGER, INC.